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                                                                EXHIBIT 10.1

      Cognitronics Corporation
      Restricted Stock Plan

      Section 1.  Purpose.

      The purpose of the Cognitronics Corporation Restricted Stock Plan is:

      (a) to increase the proprietary interest in the Company of those Key Employees whose responsibilities and decisions directly affect the performance of the Company and its subsidiaries;

      (b) to provide rewards for those Key Employees who make contribu-tions to the success of the Company and its subsidiaries; and

      (c) to attract and retain persons of superior ability as Key Employees of the Company and its subsidiaries.

      Section 2.  Definitions.

      "Award" means an award of Restricted Stock granted to any Key Employee in accordance with the provisions of the Plan.

      "Award Agreement" means the written agreement evidencing each Award between the Key Employee and the Company.

      "Board" means the Board of Directors of the Company.

      "Cause" means (i) the Key Employee is convicted of a felony involving moral turpitude; or (ii) the Key Employee is guilty of willful gross neglect or willful gross misconduct in carrying out his duties, resulting, in either case, in material economic harm to the Company, unless the Key Employee believed in good faith that such act or nonact was in the best interests of the Company.

      "Change in Control"  means an event in which:

      (a) the shareholders of the Company approve (i) any consolidation or merger of the Company or any of its subsidiaries where the shareholders of the Company, immediately prior to the consolida-tion or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares repre-senting in the aggregate more than 50% of all votes to which all shareholders of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances to vote in an election of directors or where the members of the Board, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (ii) any sale, lease,


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      exchange  or  other transfer (in one transaction or a  series  of transactions  contemplated or arranged by any person as a  single plan) of all or substantially all of the assets of the Company or
      (iii) any plan or proposal for the liquidation or dissolution of the Company;

      (b) persons who, as of the effective date hereof, constitute the entire Board (as of the date hereof the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of a person whose assumption of office is the result of an actual or threatened election contest relat-ing to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Exchange Act), shall be consid-ered an Incumbent Director; or

      (c) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidi-aries, any employee benefit plan of the Company or any of its subsidiaries or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, becomes the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Stock or (ii) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of directors to the Board ("Voting Securities") (in either such case other than as a result of acquisitions of such securities directly from the Company).

      Notwithstanding the foregoing, a "Change in Control" will not have occurred for purposes of clause (c) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities out-standing, increases (i) the proportionate number of shares of Stock beneficially owned by any person to 20% or more of the shares of Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence thereafter becomes the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change in Control" will have occurred for purposes of clause
      (c).




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      "Committee" means the Committee appointed by the Board to  admin-
      ister the Plan pursuant to Section 4(a) hereof.

      "Company" means Cognitronics Corporation and its successors and assigns.

      "Constructive Termination Without Cause" means a termination of a Key Employee's employment at his initiative following the occurrence, without the Key Employee's prior written consent, of one or more of the following events (except in consequence of a prior termination):

              (i) a reduction in the Key Employee's base salary or the termination or material reduction of any employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applicable to all executive officers of the Company);

              (ii) a material diminution in the Key Employee's duties or the assignment to the Key Employee of duties which are materially inconsistent with his duties or which materially impair the Key Employee's ability to function in his position with the Company.

              (iii) the failure to continue the Key Employee's partici-pation in any incentive compensation plan unless a plan providing a substantially similar opportunity is substituted; or

              (iv) the relocation of the Key Employee's office location as assigned to him by the Company to a location more than 50 miles from his prior office location.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Key Employee" means an officer or other key employee of any Participating Company who, in the judgment of the Committee, is responsible for or contributes to the management, growth, tech-nology or profitability of the business of any Participating Company.

      "Participating Company" means the Company or any subsidiary or other affiliate of the Company.

      "Plan" means the Cognitronics Corporation Restricted Stock Plan.

      "Restricted Stock" means Stock delivered under the Plan subject to the requirements of Section 7 hereof and such other restric-tions as the Committee deems appropriate or desirable.

      "Stock" means the common stock ($.20 par value) of the Company.

      "Total Disability" means the complete and permanent inability of a Key Employee to perform substantially all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports or data, as the Committee deems appropriate or necessary.
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      Section 3.  Effective Date.

      The effective date of the Plan shall be January 1, 1995, subject to approval of the Plan by a majority of the Company's stockhold-ers. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such stockholder approval, Key Employees may be selected and Award criteria may be determined and Awards may be made as provided herein subject to subsequent stockholder approval.

      Section 4.  Plan Administration.

      (a)      Committee.   The Plan shall be  administered  by  a Committee
      appointed by the Board and serving at the Board's pleasure.   The
      Committee shall be comprised of not less than two (2) members  of
      the  Board.   Members of the Committee shall be  members  of  the
      Board who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act or a successor rule or regulation.

      (b) Powers. The Committee is authorized, subject to the provi-sions of the Plan, to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in
      relation  to the Plan as it deems necessary or  advisable.   Each
      decision made or action taken pursuant to the Plan, including interpretation of the Plan and the Awards granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons, including without limitation, the Participating Companies, the Committee, the Board, Key Employees and their respective successors in interest.

      (c) Indemnification. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under
      it.   Each member or former member of the Committee or the  Board shall be indemnified and held harmless by the Company against all costs and expenses (including counsel fees) and liability (in-cluding any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in con-nection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the by-laws of the Company.

      (d) Independent Advisors. The Committee may employ such independ-ent professional advisors, including without limitation independ-ent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses in-curred by the Committee in interpreting and administering the Plan, including without limitation meeting fees and expenses and professional fees, shall be paid by the Company.



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      Section 5.  Participation.

      Participation in the Plan shall be limited to Key Employees of the Participating Companies who have received written notifica-tion from the Committee, or from a person designated by the
      Committee, that they have been selected to participate in the Plan. No employee shall at any time have any right to be select-ed to participate in the Plan. No Key Employee having been granted an Award shall have any right to be granted an additional Award in the future. Neither the Plan nor any action taken thereunder shall be construed as giving any Key Employee any right to be retained in the employ of the Participating Compa-nies. The right and power of the Participating Companies to dismiss or discharge any Key Employee, with or without cause, is specifically reserved.

      Section 6.  Award Grants and Agreements.

      (a) Grants. The Chief Executive Officer ("CEO") of the Company may recommend Key Employees to participate in the Plan, and may recommend the timing, amount and restrictions, if any, and other terms and conditions of an Award, subject to the terms of the
      Plan.   The Committee, in its sole discretion, has the  authority
      to grant Awards under the Plan, which may be made in accordance with the recommendations of the CEO or otherwise.

      (b) Agreements. Each Award shall be evidenced by a written Award Agreement, in a form adopted by the Committee. Each Award Agree-ment shall be subject to and incorporate the express terms and conditions, if any, required by the Plan, and contain such re-strictions, terms and conditions as the Committee may determine.

      Section 7.  Restricted Stock.

      (a) Shares Subject to the Plan.  An aggregate of 150,000 shares of
      Stock  may  be awarded under the Plan as Restricted  Stock.   Any
      share of Restricted Stock that is subject to an Award but that for any reason does not vest shall again become available for an Award under the Plan.

      (b) Adjustments. In the event of any change in the Stock subject to the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe or other change in capital structure), the Committee shall make appropriate adjustments in the amount of Stock available for Awards under the Plan or subject to outstanding Awards, or the terms, conditions or restrictions of such Awards as the Committee deems equitable to prevent the dilution or enlargement of the benefits intended pursuant to the Plan.

      (c)     Custody of Shares.

              (i) Each certificate of Restricted Stock issued pursuant to an Award shall be registered in the name of the Key Employee and held, together with a stock power endorsed in blank, by the
      Company.   Unless and until such shares of Restricted Stock  fail
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      to  vest and are forfeited as provided herein, the  Key  Employee shall be entitled to vote all such shares of Restricted Stock and
      receive  all cash dividends, if any, with respect  thereto.   All
      other distributions with respect to such Restricted Stock, in-cluding, but not limited to, shares received as a result of a stock dividend, stock split, combination of shares or otherwise, shall be retained by the Company in escrow. Each certificate of Restricted Stock issued pursuant to an Award shall bear the following (or similar) legend:

      "The transferability of this certificate and of the shares of Common Stock represented hereby are subject to the terms and conditions (including vesting) contained in the Cognitronics Corporation Restricted Stock Plan and an Award Agreement entered into between the registered owner and Cognitronics Corporation. A copy of such Plan and Award Agreement is on file in the office of the Secretary of Cognitronics Corporation."

      In lieu of the foregoing, the Company may issue stop transfer instructions to its transfer agent or take such other steps as are necessary to preclude the transfer of Restricted Stock.

              (ii) Certificates representing shares of Restricted Stock which have become vested pursuant to Section 7 hereof and which have been held by the Company pursuant to Section 7(c) hereof shall be delivered by the Company to the Key Employee (or the Key Employee's legal representative) in the form of a freely trans-ferable certificate, without legend (provided that the Key Em-ployee is not an "affiliate" of the Company within the meaning of Rule 405 adopted pursuant to the Securities Act of 1933, as amended) promptly after becoming vested, provided, however, that the Company need not deliver such shares to a Key Employee until the Key Employee has paid or caused to be paid all taxes required to be withheld pursuant to Section 8 hereof.

      (d)     Restriction Period.

              (i)  Vesting  Schedule.   Except  as  provided  in Section
      7(d)(ii), 7(d)(iii) or 7(d)(iv) hereof, to the extent that a Key Employee remains continuously employed by a Participating Compa-ny, Restricted Stock received as an Award shall become vested and shall not be subject to forfeiture in accordance with the follow-ing schedule:
                                                        PORTION OF AWARD
      PERIOD OF EMPLOYMENT                                  VESTED
      Prior to the second anniversary date of the Award         0%
      On or after the second anniversary date, but prior
        to the third anniversary date of the Award             20
      On or after the third anniversary date, but prior
        to the fourth anniversary date of the Award            40
      On or after the fourth anniversary date, but prior
        to the fifth anniversary date of the Award             60
      On or after the fifth anniversary date, but prior
        to the sixth anniversary date of the Award             80
      On or after the sixth anniversary date of the Award     100

              (ii) Waiver of Vesting Schedule. Notwithstanding the provisions of Section 7(d)(i) hereof, with respect to any Key Employee or group of Key Employees, the Committee may elect to waive or accelerate the vesting schedule set fort

              (iii) Death, Disability and Retirement. Notwithstanding the provisions of Section 7(d)(i) hereof, upon a Key Employee's death, Total Disability or retirement on or after reaching the age of 62, shares of Restricted Stock shall vest on a pro rata basis, comparing the number of years from the date of the Award to the date of death, Total Disability or retirement to six years. Shares of Restricted Stock which do not so vest shall be forfeited to the Company.

              (iv)  Termination  of  Employment  Following  a  Change in
      Control.   Notwithstanding  the  provisions  of  Section  7(d)(i)
      hereof, if following a Change in Control, a Key Employee's em-ployment is terminated without Cause or there is a Constructive Termination Without Cause, all shares of Restricted Stock subject to an Award shall become immediately vested.

      (e)  Restrictions.
      Until  shares of Restricted Stock have vested in accordance  with
      Section 7(d) hereof, an Award shall be subject to the following restrictions:

              (i) Nontransferability. Except as otherwise required by law, Restricted Stock which has not vested may not be sold, assigned, exchanged, transferred, pledged, hypothecated or other-wise disposed of, except to the Company as provided herein.

              (ii) Other Restrictions. The Committee may impose such other restrictions on any Award as it may deem advisable, includ-ing without limitation, stop-transfer orders and other restric-tions set forth in the terms of the Award Agreement or as the Committee may deem advisable under the rules and regulations, and other requirements of the Securities and Exchange Commission, and any applicable federal or state securities or other laws.

      Section 8. Miscellaneous.

      (a) Awards Not Considered Compensation. No Award made under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

      (b)  Absences.   Absence on leave approved by  a  duly constituted
      officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

      (c) Delivery to Persons Other Than Key Employee. If the Committee finds that shares of Restricted Stock are to be delivered under the Plan to a Key Employee who is unable to care for his or her affairs because of illness or accident, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to delivery. Any such delivery shall be a complete discharge of the liability of the Company therefor.

      (d) Plan Copies. Copies of the Plan and all amendments, adminis-trative rules and procedures and interpretations shall be made available to all Key Employees at all reasonable times at the Company's headquarters.

      (e) Withholding Taxes. The Company may withhold any taxes in connection with the Plan that the Company determines it is re-quired to withhold under the laws and regulations of any govern-mental authority, whether federal, state or local and whether domestic or foreign, including, without limitation, taxes in connection with the delivery of shares of Restricted Stock or the vesting of Restricted Stock. A Key Employee may elect to satisfy such withholding requirements either by (i) delivery to the Company of a certified check prior to the delivery of shares of Restricted Stock which are vested pursuant to Section 7 hereof,
      (ii) instructing the Company to retain a sufficient number of shares of Stock to cover the withholding requirements, or (iii) instructing the Company to satisfy the withholding requirements from the Key Employee's salary.

      (f) Governing Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the law as of the State of New York, without giving effect to its rules on con-flicts of law.

      (g)   Key  Employee Communications.   All  elections, designations,
      requests, notices, instructions and other communications from a Key Employee or other person to the Committee required or permit-ted under the Plan shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class or delivered to such location as shall be specified by the Com-mittee.

      (h) Binding on Successors. The terms of the Plan shall be binding upon the Company and its successors and assigns.

      (i) Captions. Captions preceding the sections and clauses hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions hereof.

      (j) Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of the Plan or the appli-cation thereof to any person or circumstances is prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the reminder of such provision or the remaining provisions of the Plan or the application of such provision to other persons or circumstances.

      (k) Amendment, Duration and Termination. The Board may at any time amend or terminate this Plan as of any date specified in a resolution adopted by the Board. The Plan may also be amended by the Committee, provided that all such amendments are reported to the Board. Each amendment shall be subject to stockholder ap-proval if required by Rule 16b-3 under the Exchange Act or a successor rule or regulation. No amendment of the Plan may affect an Award theretofore granted under the Plan without the written consent of the Key Employee affected. If not earlier
      terminated,  the Plan shall terminate on December 31,  2000.   No
      Award may be granted after this Plan has terminated. After the Plan has terminated, the functions of the Committee shall be limited to supervising the administration of Awards previously
      granted.   Termination  of the Plan shall not  affect  any  Award
      previously granted.